Exhibit 99.1

FOR IMMEDIATE RELEASE

VerifyMe Receives Notice of Allowance for Patent

Covering Tracking of Secure Documents

Expands Anti-Fraud and Counterfeiting IP Portfolio

NEW YORK, N.Y. — August 4, 2015 — VerifyMe, Inc. (OTCBB: LLTID)*, a pioneer in patented physical, cyber and biometric technology solutions that prevent identity theft, counterfeiting and fraud, announced today that it received a Notice of Allowance from the U.S. Patent and Trademark Office (USPTO) for patent application U.S. 14/212,757 titled “System and Method for Providing Tangible Medium with Electromagnetic Security Marker.”

The patent broadly covers the protection of confidential documents and systems for tracking and monitoring the movement of documents, packages or other printed materials or objects. This new IP expands VerifyMe’s anti-fraud and counterfeiting platform.

“This patent is the most recent addition to our arsenal of weapons that enable our clients to fight crime and theft,” said Paul Donfried, VerifyMe’s chief executive officer. “We have additional patent applications pending around the world, and this favorable review validates the originality of our technologies and the unique value we deliver.”

VerifyMe has a broad and diverse IP portfolio that includes patents covering physical solutions for protecting material goods, products and packaging, as well as patents covering digital identity, liveness detection and authentication.

“Developed in house, our IP portfolio has established VerifyMe as a leader in the convergence of physical and digital security,” said Sandy Fliderman, chief technology officer. “Our ability to integrate mobile devices and their capabilities into our platform continues to enhance our competitive advantage.”

VerifyMe’s patents for physical solutions include authentication solutions that can be verified by the end-user, consumer/patient with no specialized equipment, in addition to multiple levels of forensic inspection.

VerifyMe’s patents for digital solutions include 3+ factor replacements for passwords, pins and tokens. Based on sophisticated risk scoring and adaptive authentication, the VerifyMe solutions incorporate many dimensions, including biometrics such as facial recognition, gesture, voice and fingerprint.

*	VerifyMe (formerly LaserLock Technologies, Inc.: LLTI) is currently trading with the stock symbol LLTID as a result of a reverse stock split, effective July 23, 2015. The company anticipates trading under the new symbol, “VRME,” on or around August 20, 2015. It is expected that VRME will be VerifyMe’s permanent stock symbol.

About The Company

VerifyMe is a high-tech solutions company in the field of authenticating products and people. VerifyMe’s physical technology authenticates products, documents and currency with a suite of proprietary security inks and pigments. The company’s digital technology authenticates people by performing strong, multi-factor verification via its patented digital platform. To learn more, visit www.verifyme.com.

Forward-Looking Statements

This press release includes “forward-looking statements,” which may be identified by words such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: our ability to raise additional capital, our limited revenues generated to date, our ability to attract and retain qualified personnel, the ability to successfully develop licensing programs and generate business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments, intense competition with larger companies, general economic conditions, and other factors set forth described in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC on April 16, 2015. VerifyMe (formerly known as LaserLock Technologies) expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors and Media:

Benjamin Burrell

Chief Operating Officer

bburrell@verifyme.com

212-994-7002 x702

Investor Relations

VerifyMe

IR@verifyme.com